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                                                                    EXHIBIT 10.1

                             SUBSCRIPTION AGREEMENT

            This Subscription Agreement (this "Agreement") is made and entered into as of June 30, 2005 between Affirmative Investment LLC, a Delaware limited liability company (the "Company"), J.C. Flowers I LP, a Delaware limited partnership ("JCF"), and The Enstar Group, Inc., a Georgia corporation ("Enstar" and collectively with JCF, the "Investors").

            WHEREAS, JCF and Enstar have caused the Company to be formed as a limited liability company under the Delaware Limited Liability Company Act as in effect on the date of this Agreement (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

            WHEREAS, the Company has been formed for the purpose of (i) acquiring shares of common stock of Affirmative Insurance Holdings, Inc. ("Affirmative Common Stock"), (ii) contributing such shares of Affirmative Common Stock and additional funds to New Affirmative LLC ("New Affirmative") in exchange for Membership Units of New Affirmative pursuant to the subscription agreement, dated as of June 13, 2005, by and among New Affirmative, Delaware Street Capital Master Fund, L.P. and JCF (the "New Affirmative Subscription Agreement") and (iii) acquiring and holding the Membership Units of New Affirmative purchased pursuant to the Subscription Agreement.

            WHEREAS, New Affirmative has been formed for the purpose of acquiring and holding the shares of common stock of Affirmative Insurance Holdings, Inc. ("Affirmative") to be purchased pursuant to the Stock Purchase Agreement, dated as of June 14, 2005 (the "Vesta Stock Purchase Agreement"), by and among New Affirmative, Vesta Insurance Group, Inc., and for certain sections thereof, Delaware Street Capital Master Fund, L.P. and JCF as well as the shares of common stock of Affirmative to be contributed by the Company at the Closing under the Vesta Stock Purchase Agreement (the "Vesta Closing").

            WHEREAS, JCF has entered into the New Affirmative Subscription Agreement, dated June 13, 2005, pursuant to which, among other things, JCF agreed to subscribe for membership units of New Affirmative in exchange for the JCF Investment Amount (as described therein).

            WHEREAS, the Investors desire that JCF's obligation to invest the JCF Investment Amount (as defined in the New Affirmative Subscription Agreement) in New Affirmative pursuant to the New Affirmative Subscription Agreement be assumed by the Company and that JCF's rights under the New Affirmative Subscription Agreement be assigned to and assumed by the Company.

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            WHEREAS, (i) JCF desires to invest cash in the Company in exchange for the Flowers Membership Interest (as defined herein) and (ii) Enstar desires to invest cash in the Company in exchange for the Enstar Membership Interest (as defined herein).

            NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Cost Basis" means, with respect to the shares of Affirmative Common Stock, the cost basis of such shares, including brokerage fees.

      "Expenses" means all of the Company Expenses incurred on or at any time prior to the Vesta Closing; provided, that "Expenses" hereunder shall include JCF's pro rata portion of the Expenses under the New Affirmative Subscription Agreement.

      "Governmental Entity" means any (A) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (B) governmental or quasi-governmental entity of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, taxing authority or unit and any court or other tribunal (foreign, federal, state or local), (C) Person, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature, or (D) arbitrator or arbitration panel or similar person or body.

      "Laws" means applicable laws (including common law), statutes, codes, rules, regulations, orders, ordinances, judgments or decrees or other pronouncements having the effect of law in the United States or any foreign country or any state, county, city or other subdivision of any Governmental Entity.

      "Market Purchase Subscription" means the funding by (i) JCF of at least eighty-six percent (86%) of any purchase and (ii) Enstar of up to fourteen percent (14%) of any purchase in the event that the Company purchases shares of Affirmative Common Stock in the open-market or through one or more negotiated transactions (any such transaction, a "Market Transaction").

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations in effect from time to time thereunder.

      "Subscription Closing Investment Amount" means the JCF Investment Amount less the aggregate value of the Cost Basis of the shares of Affirmative Common Stock purchased by the Company prior to the Subscription Closing. For the purposes of this

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definition, the per share value of shares of Affirmative Common Stock shall be equal to the Cost Basis of the Company for each such share, unless otherwise agreed to in writing by the parties hereto and to the New Affirmative Subscription Agreement.

      "Vesta Closing Subscription" means, collectively, (i) the investment by JCF of the Flowers Closing Investment Amount (as defined herein) in the Company in exchange for the Flowers Closing Membership Interest (as defined herein) and
(ii) the investment by Enstar of the Enstar Closing Investment Amount (as defined herein) in the Company in exchange for the Enstar Closing Membership Interest (as defined herein).

            2. Closings.

                  (a) Time and Place.

                        (i) The closing of any Market Purchase Subscription (a "Market Purchase Closing") shall occur at such time and place as shall be determined by JCF (with prior notice to Enstar).

                        (ii) The closing of the Vesta Closing Subscription (the "Subscription Closing") shall occur at the place of the Vesta Closing concurrently with or immediately prior to the Vesta Closing or at such earlier time and at such place as mutually determined by JCF (with prior notice to Enstar).

                  (b) Subscription; Purchase Price. Upon the terms and subject to the conditions hereinafter set forth:

                        (i) Market Purchase Subscription

                              (1) Except as otherwise as specifically set forth
            herein, at any Market Purchase Closing, Enstar shall have the right, but not the obligation, to subscribe for and purchase an additional interest in the Company for a purchase price equal to an amount of up to fourteen percent (14%) of the Cost Basis plus all other fees and expenses of the Affirmative Common Stock purchased by the Company in such Market Transaction (any such amount, the "Enstar Market Investment Amount"); and the Company shall issue and sell to Enstar a membership interest in the Company in an amount that reflects such Enstar Market Investment Amount based on the fair market value of the Interests (as such term is defined in the LLC Agreement) as of such date (any such Interest, an "Enstar Market Membership Interest"). Enstar shall notify the Company within two
            (2) business days of receipt of notice of a Market Transaction (A) whether it intends to participate in the Market Transaction, (B) to what extent it intends to participate in the Market Transaction and
            (C) the amount of the Enstar Market Investment Amount. Notwithstanding any of the foregoing of this Section 2(b)(i)(1), Enstar acknowledges and agrees that it shall subscribe for and purchase an interest of fourteen percent (14%) of the Market Purchase of the 1,183,000 shares of Affirmative

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            Common Stock that occurred on June 28, 2005 (i.e., $2,614,344.82)
            (such Market Purchase, the "June 28 Market Purchase," and the applicable Enstar Market Investment Amount with respect to the June 28 Market Purchase, is sometimes referred to herein as the "Enstar June 28 Market Investment Amount").

                              (2) At any Market Purchase Closing (including at
            the closing of the June 28 Market Purchase), JCF hereby subscribes for and shall purchase, an additional interest in the Company for a purchase price equal to (i) the Cost Basis plus all other fees and expenses of the Affirmative Common Stock purchased by the Company in a Market Transaction minus (ii) the Enstar Market Investment Amount (any such amount, the "Flowers Market Investment Amount"); and the Company shall issue and sell to JCF, a membership interest in the Company in an amount that reflects such Flowers Market Investment Amount based on the fair market value of the Interests of the Company as of such date (any such interest, a "Flowers Market Membership Interest").

                        (ii) Subscription Closing Investment Amount

                              (1) At the Subscription Closing, JCF hereby
            subscribes for and shall purchase, and the Company shall issue and sell to JCF, an Interest in the Company (the "Flowers Closing Membership Interest" and collectively with each Flowers Market Membership Interest, the "Flowers Membership Interest") for a purchase price equal to eighty-six percent (86%) of the Subscription Closing Investment Amount (such amount the "Flowers Closing Investment Amount").

                              (2) At the Subscription Closing, Enstar hereby
            subscribes for and shall purchase, and the Company shall issue and sell to Enstar, an Interest in the Company (the "Enstar Closing Membership Interest" and collectively with each Enstar Market Membership Interest, the "Enstar Membership Interest") for a purchase price equal to fourteen percent (14%) of the Subscription Closing Investment Amount (such amount the "Enstar Closing Investment Amount").

                              (3) Immediately following the Subscription
            Closing, each of JCF and Flowers shall have received Interests in the Company in a proportion equal to such parties' Percentage Interest (as defined in the LLC Agreement) measured as at such time.

                  (c) Limited Liability Company Agreement. Concurrently with the execution of this Agreement, the Investors shall execute the limited liability company agreement in the form attached hereto as Exhibit B (the "LLC Agreement").

                  (d) Delivery.

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

                        (i) At or prior to each Market Purchase Closing, (A) (1) JCF shall deliver to the Company the Flowers Market Investment Amount by wire transfer of immediately available funds to an account designated by the Company and (2) Enstar shall deliver to the Company the Enstar Market Investment Amount, if any, by wire transfer of immediately available funds to an account designated by the Company, and (B) the Company shall cause
      (1) the Flowers Market Membership Interest to be reflected in the records of the Company and (2) the Enstar Market Membership Interest to be reflected in the records of the Company; provided, that in the event that Enstar (x) determined to participate in a Market Transaction and (y) does not deliver to the Company the Enstar Market Investment Amount at such Market Purchase Closing due to the fact that it was not provided notice of such Market Transaction at least two (2) business days prior to the Market Purchase Closing, JCF shall advance the Enstar Market Investment Amount to the Company at the time of any such Market Purchase Closing and, in such event, within two (2) business days of written notice of such Market Transaction, Enstar shall pay to the Company the Enstar Market Investment Amount (without interest) by wire transfer of immediately available funds and the Company shall promptly pay to JCF the full amount of the Enstar Market Investment Amount. Notwithstanding the foregoing, Enstar shall pay to the Company the Enstar June 28 Market Investment Amount by wire transfer of immediately available funds on or prior to July 1, 2005.

                        (ii) At or prior to the Subscription Closing, (A) (1) JCF shall deliver to the Company the Flowers Closing Investment Amount by wire transfer of immediately available funds to an account designated by the Company and (2) Enstar shall deliver to the Company the Enstar Closing Investment Amount by wire transfer of immediately available funds to an account designated by the Company, and (B) the Company shall cause (1) the Flowers Closing Membership Interest to be reflected in the records of the Company and (2) the Enstar Closing Membership Interest to be reflected in the records of the Company; provided, that in the event that Enstar (x) determined to participate in a Market Transaction and (y) does not deliver to the Company the Enstar Market Investment Amount at such Market Purchase Closing due to the fact that it was not provided notice of such Market Transaction at least two (2) business days prior to the Market Purchase Closing, JCF shall advance the Enstar Market Investment Amount to the Company at the time of any such Market Purchase Closing and, in such event, within two (2) business days of written notice of such Market Transaction, Enstar shall pay to the Company the Enstar Market Investment Amount (without interest) by wire transfer of immediately available funds and the Company shall promptly pay to JCF the full amount of the Enstar Market Investment Amount.

            3. Representations and Warranties and Other Agreements.

                                       5
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                  (a) Representations and Warranties and Agreements of the
Investors. Each Investor, with respect to itself and not the other Investor, hereby represents and warrants the following to the Company and to the other
Investor:

                        (i) Such Investor, pursuant to this Agreement, is making the investment in the Company for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Such Investor (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment and is capable of bearing the economic risks of such investment. Such Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Investor acknowledges that its membership interest in the Company is not registered pursuant to the Securities Act and that such membership interests may not be transferred, except pursuant to an applicable exemption under the Securities Act.

                        (ii) Such Investor is a limited partnership duly organized and validly existing under the laws of the State of Delaware or a corporation duly organized and validly existing under the laws of the State of Georgia, as the case may be, and has all requisite organizational power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets, except where the failure to be in good standing or to have such power or authority would not, in the aggregate, be reasonably likely to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

                        (iii) Such Investor has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been, and, as of the Subscription Closing, the consummation of the transactions contemplated hereby will have been, duly and validly authorized by all required company and other action on the part of such Investor and no other company proceedings on the part of such Investor are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly and validly executed and delivered by such Investor and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes the valid and binding obligations of such Investor, enforceable against each Investor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

                        (iv) Neither the execution and delivery of this Agreement by such Investor nor the consummation by each Investor of the transactions contemplated hereby, in any case will (x) violate any provision of

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

      such Investor's organizational documents, in each case as presently in effect or (y) require any consent, waiver, approval, license, authorization or permit of, or filing with or notification to, any Governmental Entity.

                        (v) Except as set forth herein (including pursuant to the transactions set forth in the recitals hereto), the Investor has no present intention of selling, granting any participation in, or otherwise distributing its membership interest in the Company or, to the extent applicable, its interest in the Affirmative Common Stock. By executing this Agreement, the Investor further represents that, except as set forth herein (including pursuant to the transactions set forth in the recitals hereto), it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, any of the membership interests or, to the extent applicable, its interest in the Affirmative Common Stock (other than any such arrangement as may be agreed upon by and between JCF and Kevin Callahan).

                  (b) Representations and Warranties of the Company. The Company represents and warrants to each of the Investors the following:

                        (i) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as it is now being conducted in all material respects and to own, lease and operate its property and assets, except where the failure to be in good standing or to have such power or authority would not, in the aggregate, have a material adverse effect on the Company.

                        (ii) As of the date hereof, no other person has made any investment in the Company, and the Company has not engaged in any business activities or conducted any operation other than in connection with the transactions contemplated hereby. As of the date hereof, there are no outstanding rights, options, or warrants to subscribe for, purchase or otherwise acquire membership interests in the Company (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any membership interests in the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any membership interests in the Company.

                        (iii) The Company has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been, and, as of the Subscription Closing, the consummation of the transactions contemplated hereby will have been, duly and validly authorized by all required corporate action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of the Investors, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

                        (iv) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, in any case will (a) violate any provision of the Company's certificate of formation or limited liability company agreement, in each case as presently in effect, (b) require any consent, waiver, approval, license, authorization or permit of, or filing with or notification to, any Governmental Entity.

                        (v) Subject in part to the truth and accuracy of the Investors' representations set forth in this Agreement, the offer, sale and issuance of the membership interests as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

                        (vi) As of the Subscription Closing, the Company will have good title to 50% of the membership interests of New Affirmative, free and clear of any material liens, pledges, charges, encumbrances, transfer restrictions, options, rights of first refusal, mortgages, deeds of trust, easements, leases, servitudes, security interests, restrictions and claims of any kind or other encumbrances of any nature whatsoever (other than those set forth in the LLC Agreement or the Limited Liability Company Agreement of New Affirmative LLC, dated June 13, 2005, as amended (a copy of which is attached hereto as Exhibit C)).

            4. Conditions to Performance. The obligations of the Company and the Investors to effect the transaction contemplated hereby shall be subject to the fulfillment, or written waiver by the Company or each Investor, at or prior to the Market Purchase Closing or the Subscription Closing, as applicable, of each of the following conditions:

                  (a) The Investors' and the Company's representations and warranties set forth in Section 3(a) and 3(b) hereof, respectively, shall be true and correct in all material respects as of the Marked Purchase or Closing Subscription Closing, as applicable, and no statute, rule, regulation or order of any Governmental Entity shall be in effect which prohibits the Company or either of the Investors from consummating the transactions contemplated hereby.

            5. Covenants

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                  (a) Further Assurances. Upon the terms and subject to the
conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to,
(i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder or thereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

                  (b) Guaranty Reimbursement. Enstar agrees that, to the extent that JCF is required to pay the JCF Percentage (as defined in the Vesta Stock Purchase Agreement) pursuant to Section 1.1(b) of the Vesta Stock Purchase Agreement, then JCF shall notify Enstar that it has paid the JCF Percentage, and Enstar shall pay, within two (2) business days of such notice, to JCF an amount equal to fourteen percent (14%) of the JCF Percentage by wire transfer in immediately available funds to an account designated by JCF.

                  (c) Expenses. Each of the Investors and the Company agree that all Expenses shall be borne in proportion to each such Investor's respective Percentage Interest in the Company as set forth in the Limited Liability Company Agreement of Affirmative Investment LLC. Each Investor shall submit to the Company a detailed account of its Expenses, with supporting documentation (including evidence of payment of any such Expense by an Investor if any such payment has been made), within a reasonable period of time of incurring any such expenses. The Company shall reasonably promptly reimburse each Investor for any such documented and reasonable Expenses. To the extent that the Company pays any Expenses, either directly or by reimbursing an Investor, the Company shall notify the Investors of such payment (setting forth the amounts so paid) and the Investors shall make a capital contribution to the Company (in accordance with Section 2.1 of the LLC Agreement) for such payment of Expenses within ten (10) days of such payment by the Company.

                  (d) Amendments to Other Agreements. Prior to the Vesta Closing, JCF shall not consent to, or cause, any amendment or modification to the New Affirmative Subscription Agreement or the Limited Liability Company Agreement of New Affirmative LLC in a manner that materially and adversely affects the rights and obligations of Enstar vis-a-vis JCF, without the prior written consent of Enstar which shall not be unreasonably withheld.

            6. Miscellaneous.

                  (a) Amendments and Modifications; Waivers. This Agreement may be amended, modified or supplemented, and any provision hereof may be waived, at any time only by an instrument in writing duly executed by the Investors and the

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Company. At any time prior to the Subscription Closing, the Investors, with respect to any term or provision hereof to which it is entitled to the benefits, and the Company, with respect to any term or provision hereof to which it is entitled to the benefits, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein.

                  (b) Effectiveness; Entire Agreement; Assignability. This Agreement and the LLC Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, among such parties or any of them with respect to the subject matter hereof. This Agreement shall not be assigned by operation of Law or otherwise; provided, however, that each of the Investors may its their rights and obligations to any wholly owned subsidiary of the Investors (unless to do so would restrict or delay the consummation of the transactions contemplated by this Agreement), but no such assignment shall relieve such Investors of its obligations hereunder.

                  (c) Applicable Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict or choice of Law.

                  (d) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably submit in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York, Borough of Manhattan. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

                  (e) Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy available at Law or in equity.

                  (f) Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when received, if delivered personally, (ii) when transmitted, if by facsimile (which is confirmed) (iii) upon receipt, if by registered or certified mail (postage prepaid, return receipt requested) or (iv) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail, to the relevant parties hereto at the following addresses:

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            If to JCF, to:

                  J.C. Flowers I LP
                  717 Fifth Avenue, 26th Floor
                  New York, New York 10022
                  Telephone: (212) 404-6808
                  Facsimile: (646) 304-6424
                  Attention: Avshalom Kalichstein, Principal

            If to Enstar, to:

                  The Enstar Group, Inc.
                  401 Madison Avenue
                  Montgomery, Alabama 36104
                  Telephone: (334) 834-5483
                  Facsimile: (334) 834-2530
                  Attention: Cheryl D. Davis

            with a copy to:

                  King & Spalding LLP
                  191 Peachtree Street
                  Atlanta, GA 30303
                  Telephone: (404) 572-4600
                  Facsimile: (404) 572-5100
                  Attention: Janet Taylor, Esq.

            If to the Company, to:

                  Affirmative Investment LLC

                  c/o J.C. Flowers I LP
                  717 Fifth Avenue, 26th Floor
                  New York, New York 10022
                  Telephone: (212) 404-6808
                  Facsimile: (646) 304-6424
                  Attention:  Avshalom Kalichstein, Principal

                  The Enstar Group, Inc.
                  401 Madison Avenue
                  Montgomery, Alabama 36104
                  Telephone: (334) 834-5483
                  Facsimile: (334) 834-2530
                  Attention: Cheryl D. Davis

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Telephone: (212) 735-3000
                  Facsimile: (212) 735-2000
                  Attention: Lou R. Kling, Esq.
                           Thomas W. Greenberg, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                  (h) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a valid and enforceable provision as similar in terms and commercial effect to such invalid or unenforceable provision as shall be possible.

                  (i) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Any Person who is a beneficiary of any of the aforementioned provisions shall be entitled to enforce his rights thereunder.

                  (j) Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies against any party hereto.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, JCF, Enstar and the Company have executed this Agreement as of the date first above written.

                                      AFFIRMATIVE INVESTMENT LLC

                                      By: /s/ Avshalom Kalichstein
                                          --------------------------
                                          Name: Avshalom Kalichstein
                                          Title: Authorized Person

                                      J.C. FLOWERS I LP

                                      By:  JCF Associates I LLC,
                                           its General Partner

                                      By: /s/ Avshalom Kalichstein
                                          --------------------------
                                          Name: Avshalom Kalichstein
                                          Title: Principal

                                      THE ENSTAR GROUP, INC.

                                      By: /s/ Nimrod T. Frazer
                                          --------------------------
                                          Name: Nimrod T. Frazer
                                          Title: Chairman & CEO

                                   EXHIBIT A
                               INVESTMENT AMOUNTS

       INVESTOR          INVESTMENT AMOUNT   PERCENTAGE INTEREST
----------------------   -----------------   -------------------
J.C. Flowers I LP        $   16,059,546.78            86%
The Enstar Group, Inc.   $    2,614,344.82            14%

                                   EXHIBIT B
                                 LLC AGREEMENT